Stacey Dwyer, EVP
301 Commerce Street, Ste. 500, Fort Worth, Texas 76102
817-390-8200
April 19, 2005

D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS A 56% INCREASE IN FISCAL YEAR 2005 SECOND QUARTER NET INCOME

Quarter Highlights

•	Net income increased 56% to $294.0 million

•	Diluted earnings per share increased 53% to $0.92 per share

•	Sales order backlog increased 33% to all-time record $6.2 billion (21,205 homes)

•	Net sales orders increased 23% to $4.1 billion (14,401 homes)

•	Consolidated revenue increased 23% to $2.9 billion

•	Gross margin on home sales revenue improved 250 basis points to 24.8%

•	Stockholders’ equity increased 32% to $4.5 billion

•	Homebuilding debt to total capitalization (net of cash) improved 80 basis points to 42.5%

FORT WORTH, TEXAS – D.R. Horton, Inc. (NYSE:DHI), the largest builder in the United States, Tuesday (April 19, 2005), reported that net income for the second fiscal quarter ended March 31, 2005 increased 56% to $294.0 million ($0.92 per diluted share), compared to $188.6 million ($0.60 per diluted share) for the quarter ended March 31, 2004. Second quarter consolidated revenue increased 23% to $2.9 billion from $2.3 billion in the year ago quarter. Homes closed for the second quarter increased 8% to 10,601 homes from 9,823 homes a year ago.

For the six months ended March 31, 2005, net income increased 43% to $535.0 million ($1.68 per diluted share), compared to $374.2 million ($1.18 per diluted share) for the same period of fiscal 2004. Consolidated revenue for the six months increased 19% to $5.4 billion, from $4.5 billion for the same period of fiscal 2004. Homes closed increased 6% to 20,281 homes from 19,065 homes for the same period of fiscal 2004.

The Company reported a record March 31, 2005 sales order backlog of $6.2 billion (21,205 homes), an increase of 33% from $4.6 billion (18,137 homes) a year ago. As previously reported, net sales orders for the second quarter ended March 31, 2005 increased 23% to $4.1 billion (14,401 homes), compared to $3.3 billion (13,480 homes) for the same quarter of fiscal 2004. Net sales orders for the first six months of fiscal 2005 increased 26% to $6.8 billion (24,302 homes), compared to $5.4 billion (21,714 homes) for the same period of fiscal 2004.

The Company expects diluted earnings per share for the quarter ended June 30, 2005 to be in the range of $0.98 to $1.02 (assuming approximately 319 million diluted shares). The Company is raising its guidance for fiscal year 2005 to be in the range of $3.95 to $4.00 (assuming approximately 318.5 million diluted shares). This range represents a 28% to 29% increase in earnings per share over the $3.09 reported in fiscal year 2004, and is based on projected consolidated revenue of more than $13.0 billion (approximately 50,000 homes closed).

D.R. Horton’s earnings release conference call will be Tuesday, April 19, 2005 at 11:00 a.m. EDT. The dial-in number is 800-374-9096, and the call will also be webcast from www.DRHORTON.com on the “Investor Relations” page.

Donald R. Horton, Chairman of the Board, said, “We are extremely pleased with the Company’s second quarter performance, where once again we grew our net income at a faster pace than our revenues. We are especially proud that we have achieved these results organically by continuing to increase our national market share. The Company’s continued sales momentum combined with our record $6.2 billion sales order backlog, provide a solid foundation for achieving our 28th consecutive year of record revenues and earnings in fiscal year 2005.”

D.R. Horton, Inc., America’s Builder, is the largest homebuilder in the United States, delivering more than 43,000 homes in its fiscal year ended September 30, 2004. Founded in 1978 in Fort Worth, Texas, D.R. Horton has expanded its presence to include 67 markets in 21 states in the Midwest, Mid-Atlantic, Southeast, Southwest and Western regions of the United States. The Company is engaged in the construction and sale of high quality homes with sales prices ranging from $80,000 to over $900,000. D.R. Horton also provides mortgage financing and title services for homebuyers through its mortgage and title subsidiaries.

Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release relate to (i) the Company’s expectation of diluted earnings per share for the quarter ended June 30, 2005 to be in the range of $0.98 to $1.02 (ii) the Company’s expectation of diluted earnings per share for the 2005 fiscal year to be in the range of $3.95 to $4.00 based on projected consolidated revenue of more than $13.0 billion (approximately 50,000 homes closed), and (iii) the Company achieving its 28th consecutive year of record revenues and earnings in fiscal year 2005. Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: changes in general economic, real estate and business conditions; changes in interest rates and the availability of mortgage financing; warranty and product liability claims; our substantial debt; governmental regulations and environmental matters; competitive conditions within the industry; the availability of capital to the Company on favorable terms; the Company’s ability to integrate acquisitions and successfully effect the cost savings, operating efficiencies and revenue enhancements that are believed available and otherwise to successfully effect its other growth strategies. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K and most recent quarterly reports on Form 10-Q, which are filed with the Securities and Exchange Commission.

www.DRHORTON.com

D.R. HORTON, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three months ended		Six months ended
	March 31,		March 31,
	2004	2005	2004	2005
	(In millions, except per share amounts)
Homebuilding:
Revenues:
Home sales	$2,250.5	$2,706.8	$4,385.1	$5,155.8
Land/lot sales	42.7	120.1	71.7	145.2

	2,293.2	2,826.9	4,456.8	5,301.0

Cost of sales:
Home sales	1,748.8	2,034.7	3,403.1	3,866.1
Land/lot sales	27.3	72.7	43.4	88.4

	1,776.1	2,107.4	3,446.5	3,954.5

Gross profit:
Home sales	501.7	672.1	982.0	1,289.7
Land/lot sales	15.4	47.4	28.3	56.8

	517.1	719.5	1,010.3	1,346.5

Selling, general and administrative expense	222.7	267.0	435.2	524.7
Interest expense	3.1	—	3.3	-
Other (income) expense	2.8	(5.9)	0.2	(10.9)

Operating income from Homebuilding	288.5	458.4	571.6	832.7

Financial Services:
Revenues	42.0	49.8	83.0	95.8
General and administrative expense	26.2	33.9	51.7	66.6
Interest expense	1.1	2.6	2.4	5.0
Other (income)	(3.4)	(6.3)	(7.9)	(13.0)

Operating income from Financial Services	18.1	19.6	36.8	37.2

Income before income taxes	306.6	478.0	608.4	869.9
Provision for income taxes	118.0	184.0	234.2	334.9

Net income	$188.6	$294.0	$374.2	$535.0

Basic:
Net income per share	$0.61	$0.94	$1.21	$1.72

Weighted average number of common shares*	310.4	312.0	310.1	311.8

Diluted:
Net income per share	$0.60	$0.92	$1.18	$1.68

Weighted average number of common shares*	316.1	318.0	315.9	317.6

Other Consolidated Financial Data
Interest amortized to home and land/lot cost of sales	$54.9	$56.0	$107.7	$98.9

Depreciation and amortization	$10.4	$12.9	$21.9	$26.8

Interest incurred	$64.2	$80.0	$120.4	$140.9

* adjusted for the four-for-three-stock split of March 2005

D.R. HORTON, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

As of March 31, 2005
(In millions)
ASSETS
Homebuilding:
Cash and cash equivalents	$526.1
Inventories:
Construction in progress and finished homes	3,584.5
Residential lots — developed and under development	4,121.2
Land held for development	6.3
Consolidated land inventory not owned	214.7

7,926.7
Property and equipment (net)	94.0
Earnest money deposits and other assets	690.6
Goodwill	578.9

9,816.3

Financial Services:
Cash and cash equivalents	46.7
Mortgage loans held for sale	648.3
Other assets	29.2

724.2

$10,540.5

LIABILITIES
Homebuilding:
Accounts payable	$718.2
Accrued and other liabilities	775.2
Liabilities associated with consolidated land inventory not owned	10.4
Notes payable	3,823.6
5,327.4

Financial Services:
Accounts payable and other liabilities	13.4
Notes payable	517.0

530.4

5,857.8

Minority interests	213.3

STOCKHOLDERS’ EQUITY
Common stock	3.1
Additional capital	1,613.1
Retained earnings	2,912.1
Treasury stock (at cost)	(58.9)

4,469.4

$10,540.5

D.R. HORTON, INC.
($’s in millions)

NET SALES ORDERS

	Three Months Ended March 31,				Six Months Ended March 31,
	2004		2005		2004		2005
	Units	Dollars	Units	Dollars	Units	Dollars	Units	Dollars

Mid-Atlantic	1,034	$277.3	1,263	$346.2	1,749	$444.0	2,300	$623.1
Midwest	620	175.1	877	224.4	1,031	300.3	1,306	349.2
Southeast	1,758	365.0	1,974	498.0	2,931	616.6	3,733	908.6
Southwest	5,435	906.1	5,638	1,109.8	8,715	1,460.9	9,576	1,848.6
West	4,633	1,610.3	4,649	1,920.2	7,288	2,545.7	7,387	3,024.9

	13,480	$3,333.8	14,401	$4,098.6	21,714	$5,367.5	24,302	$6,754.4

HOMES CLOSED

	Three Months Ended March 31,				Six Months Ended March 31,
	2004		2005		2004		2005
	Units	Dollars	Units	Dollars	Units	Dollars	Units	Dollars

Mid-Atlantic	801	$180.5	870	$209.9	1,643	$362.0	1,703	$418.5
Midwest	443	119.2	436	113.0	887	238.5	855	224.5
Southeast	1,282	251.5	1,703	383.3	2,403	469.0	3,097	689.4
Southwest	4,432	729.5	4,549	807.7	8,373	1,370.9	8,653	1,512.7
West	2,865	969.8	3,043	1,192.9	5,759	1,944.7	5,973	2,310.7

	9,823	$2,250.5	10,601	$2,706.8	19,065	$4,385.1	20,281	$5,155.8

SALES ORDER BACKLOG

	As of March 31,
	2004		2005
	Units	Dollars	Units	Dollars

Mid-Atlantic	1,708	$452.8	2,337	$696.8
Midwest	1,125	340.7	1,312	394.4
Southeast	2,351	511.8	3,623	917.7
Southwest	7,018	1,210.9	7,555	1,531.2
West	5,935	2,119.5	6,378	2,626.9

	18,137	$4,635.7	21,205	$6,167.0